Exhibit B




                                    BY-LAWS

                                      OF

                        RESTORATION OPPORTUNITIES FUND
















                           Dated as of May 16, 2005




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                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----

ARTICLE I Shareholder Meetings............................................1
             1.1  Chairman................................................1
             1.2  Proxies; Voting.........................................1
             1.3  Fixing Record Dates.....................................1
             1.4  Inspectors of Election..................................1
             1.5  Records at Shareholder Meetings.........................2
             1.6  Special Meetings........................................2
ARTICLE II Trustees.......................................................2
             2.1  Annual and Regular Meetings.............................2
             2.2  Records.................................................2
ARTICLE III Officers and Authorized Persons...............................3
             3.1  Officers and Authorized Persons of the Company..........3
             3.2  Election and Tenure.....................................3
             3.3  Removal of Officers/Authorized Persons..................3
             3.4  Bonds and Surety........................................3
             3.5  Chief Executive Officer.................................3
             3.6  Secretary...............................................4
             3.7  Chief Financial Officer.................................4
             3.8  Other Officers and Authorized Persons and Duties........4
ARTICLE IV Miscellaneous..................................................4
             4.1  Depositories............................................4
             4.2  Signatures..............................................5
ARTICLE V Stock Transfers.................................................5
             5.1  Transfer Agents, Registrars and the Like................5
             5.2  Transfer of Shares......................................5
             5.3  Registered Shareholders.................................5
ARTICLE VI Amendment of By-Laws...........................................5
             6.1  Amendment and Repeal of By-Laws.........................5

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                        RESTORATION OPPORTUNITIES FUND

                                    BY-LAWS
                                    -------

         These By-Laws are made and adopted pursuant to Section 9.2(g) of the Agreement and Declaration of Trust of Restoration Opportunities Fund (the "Company"), dated as of May 16, 2005, as from time to time amended (hereinafter called the "Agreement"). All words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Agreement.

                                  ARTICLE I

                             Shareholder Meetings
                             --------------------

         1.1 Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders; in the Chairman's absence, the Trustee or Trustees present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

         1.2 Proxies; Voting. Shareholders may vote either in person or by duly executed proxy and each full share represented at the meeting shall have one vote, all as provided in Section 10 of the Agreement.

         1.3 Fixing Record Dates. For the purpose of determining the Shareholders who are entitled to notice of or to vote or act at any meeting, including any adjournment thereof, or who are entitled to participate in any dividends, or for any other proper purpose, the Trustees may from time to time, without closing the transfer books, fix a record date in the manner provided in Section 10 of the Agreement. If the Trustees do not prior to any meeting of Shareholders so fix a record date or close the transfer books, then the date of mailing notice of the meeting or the date upon which the dividend resolution is adopted, as the case may be, shall be the record date.

         1.4 Inspectors of Election. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman, if any, of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint Inspectors of Election of the meeting. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the Chairman, if any, of the meeting, or of any Shareholder or Shareholder proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

         1.5 Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous Annual or Special Meeting of Shareholders of the Company and a list of the Shareholders of the Company, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. Shareholders shall have such other rights and procedures of inspection of the books and records of the Company as are granted to shareholders of a Delaware business corporation.

         1.6 Special Meetings. The Trustees shall call a Special Meeting of Shareholders of the Company at the request of not less than two Common Shareholders who, in the aggregate, beneficially own Common Shares representing at least 5% of the issued and outstanding Common Shares of the Company (a "Meeting Request"). Each Meeting Request shall be in writing, executed by the Shareholders requesting such meeting and state the business proposed to be discussed at the requested meeting. Any Special Meeting of Shareholders scheduled by the Trustees in response to a valid Meeting Request shall be scheduled by the Trustees on a date chosen by the Trustees, provided that such date shall not be more than 20 calendar days following the date of receipt by a Trustee of a valid Meeting Request.

                                  ARTICLE II

                                   Trustees
                                   --------

         2.1 Annual and Regular Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the Chief Executive Officer, President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice and shall generally be held quarterly. Subject to the Investment Company Act, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Trustees need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by unanimous written consent.

         2.2 Records. The results of all actions taken at a meeting of the Trustees, or by unanimous written consent of the Trustees, shall be recorded by the person appointed as secretary of the meeting by the Board of Trustees at the meeting.

                                 ARTICLE III

                        Officers and Authorized Persons
                        -------------------------------

         3.1 Officers and Authorized Persons of the Company. The officers of the Company shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers, or other authorized persons, as may be elected or authorized by the Trustees. Any two or more of the offices may be held by the same Person. No officer or authorized person of the Company need be a Trustee.

         3.2 Election and Tenure. At or prior to the initial organization meeting, the Trustees or the Sole Initial Shareholder shall elect the Chief Executive Officer, Chief Financial Officer, Secretary and such other officers and authorized persons as the Trustees shall deem necessary or appropriate in order to carry out the business of the Trustees. Such officers and/or authorized persons shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified. The Trustees may fill any vacancy in office or add any additional officers or authorized persons at any time.

         3.3 Removal of Officers/Authorized Persons. Any officer or authorized person may be removed at any time, with or without cause, by action of a majority of the Trustees. This provision shall not prevent the making of a contract of employment for a definite term with any officer or authorized person and shall have no effect upon any cause of action which any officer or authorized person may have as a result of removal in breach of a contract of employment. Any officer or authorized person may resign at any time by notice in writing signed by such officer or authorized person and delivered or mailed to the Chairman, if any, Chief Executive Officer or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, Chief Executive Officer or Secretary, or at a later date according to the terms of such notice in writing.

         3.4 Bonds and Surety. Any officer or authorized person may be required by the Trustees to be bonded for the faithful performance of such officer's or authorized person's duties in such amount and with such sureties as the Trustees may determine.

         3.5 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Trustees and to delegations made by the Board of Trustees to others, shall have general supervision, direction and control of the business of the Company and of its employees and shall exercise such general powers of management as are usually vested in the office of Chief Executive Officer of a corporation. The Chief Executive Officer shall each have power in the name and on behalf of the Company to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Company. Unless otherwise directed by the Trustees, the Chief Executive Officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Company at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer shall have such further authorities and duties as the Trustees shall from time to time determine.

         3.6 Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and the Executive Committee, if any. The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation, and shall have such other authorities and duties as the Trustees shall from time to time determine.

         3.7 Chief Financial Officer. Except as otherwise directed by the Trustees, the Chief Financial Officer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Company, and shall have and exercise under the supervision of the Trustees and of the Chief Executive Officer all powers and duties normally incident to the office. The Chief Financial Officer may endorse for deposit or collection all notes, checks and other instruments payable to the Company or to its order. The Chief Financial Officer shall deposit all funds of the Company in such depositories as the Trustees shall designate. The Chief Financial Officer shall be responsible for such disbursement of the funds of the Company as may be ordered by the Trustees or the Chief Executive Officer. The Chief Financial Officer shall keep accurate account of the books of the Company's transactions which shall be the property of the Company, and which together with all other property of the Company in the Chief Financial Officer's possession, shall be subject at all times to the inspection and control of the Trustees. Unless the Trustees shall otherwise determine, the Chief Financial Officer shall be the principal accounting officer of the Company and shall also be the principal financial officer of the Company. The Chief Financial Officer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Company on behalf of such series.

         3.8 Other Officers and Authorized Persons and Duties. The Sole Initial Shareholder or the Trustees may elect such other officers, authorized persons and/or assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Company. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Authorized persons shall act generally as directed by the officers of the Company. Each officer, authorized person, assistant officer, employee and agent of the Company shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the Chief Executive Officer.

                                  ARTICLE IV

                                 Miscellaneous
                                 -------------

         4.1 Depositories. In accordance with Section 15 of the Agreement, the funds of the Company shall be deposited in such custodians as the Trustees shall designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, authorized persons, agent or agents (including the adviser, administrator or manager), as the Trustees may from time to time authorize.

         4.2 Signatures. All contracts and other instruments shall be executed on behalf of the Company by its properly authorized officers, authorized persons, agent or agents, as provided in the Agreement or By-laws or as the Trustees may from time to time by resolution provide.

                                  ARTICLE V

                                Stock Transfers
                                ---------------

         5.1 Transfer Agents, Registrars and the Like. As provided in the Agreement, the Trustees shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Company as the Trustees shall deem necessary or desirable. In addition, the Trustees shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Trustees.

         5.2 Transfer of Shares. The Shares of the Company shall be transferable on the books of the Company only upon delivery to the Trustees or a transfer agent of the Company of proper documentation as provided in Section 11 of the Agreement. The Company, or its transfer agents, shall be authorized to refuse any transfer unless and until presentation of such evidence as may be reasonably required to show that the requested transfer is proper.

         5.3 Registered Shareholders. The Company may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

                                  ARTICLE VI

                             Amendment of By-Laws
                             --------------------

         6.1 Amendment and Repeal of By-Laws. In accordance with Section 9.2 of the Agreement, the Trustees, with the consent of Shareholders representing at least a majority of the issued and outstanding Common Shares of the Company, shall have the power to amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees. In no event shall By-Laws be adopted that are in conflict with the Agreement, and any apparent inconsistency shall be construed in favor of the related provisions in the Agreement.